UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 10, 2015
Date of Report (Date of earliest event reported)
_____________________

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On December 10, 2015, Huron Consulting Group Inc. (the "Company") and its wholly owned subsidiaries, Huron Consulting Services LLC and Huron Consulting Group Holdings LLC, (collectively, the "Sellers"), entered into a Purchase Agreement (the "Agreement") with Consilio, Inc., a Delaware corporation (the "Buyer"), pursuant to which the Company will sell its Huron Legal practice to Buyer for minimum gross proceeds of $112 million in cash at closing, before taxes and transaction-related expenses, plus a cash post-closing payment ranging from zero to $22 million contingent upon final full year 2015 financial results, and subject to certain other adjustments set forth in the Agreement. Huron Legal provides eDiscovery services, consulting services and contract management services related to law department management, information governance and compliance, legal discovery, litigation management, and legal analytics to legal departments, law firms and companies in connection with their e-discovery, law department operations and contract and litigation management needs.
Under the terms of the Agreement, Buyer will acquire substantially all of the assets and assume certain liabilities of the Huron Legal practice, and acquire all issued and outstanding equity interests in certain entities wholly owned by the Company.
The transaction is subject to customary conditions that are to be met or waived at or prior to the closing, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. The Agreement contains customary representations, warranties, covenants, and obligations for transactions of this type. Pursuant to the Agreement, the Company and Buyer have agreed to indemnify the other party for any breach of such party's representations, warranties, and covenants contained in the Agreement, subject to varying survival periods and applicable negotiated caps, baskets, claims procedures, and other limitations.
In addition, the Company has agreed to enter into a non-competition agreement with Buyer at the closing of the transaction, under which the Company and its controlled affiliates will agree, for a period of five years, not to engage in any business which competes with the services provided by the Huron Legal practice.
The foregoing description of the Agreement and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which the Company intends to file with the Securities and Exchange Commission at a later date in accordance with applicable rules and regulations.
Forward-Looking Statements
Statements in this filing, including the information incorporated by reference herein, that are not historical in nature, including with respect to the anticipated timing, completion and effects of the proposed transaction, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, failure of the parties to consummate the transaction, failure to achieve required regulatory approval and those described under “Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, that may cause actual results to be materially different from any anticipated results expressed or implied by these forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
Item 7.01.    Regulation FD Disclosure.
On December 10, 2015, the Company issued a press release announcing the entry into the Agreement, the pending divestiture, and updated guidance for full year 2015.
A copy of the press release relating to the Agreement, the pending divestiture, and the updated guidance is attached hereto as Exhibit 99.1.

Item 8.01.    Other Events.
On December 10, 2015, the Company announced that the Company's board of directors has authorized an increase to the current share repurchase program to $125 million inclusive of the $36.5 million remaining under the existing share repurchase program, which was extended through October 31, 2016. The amount and timing of the repurchases will be determined by management and depend on a variety of factors, including the trading price of the Company’s common stock, general market and business conditions, and applicable legal requirements.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.
99.1    Press release, dated December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	December 10, 2015	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated December 10, 2015.